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                                       52

                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Harte-Hanks, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-63105, No. 33-51723, No. 33-54303, No. 333-03045, No. 333-30995, No.
333-41370 and No. 333-90022) on Form S-8 of Harte-Hanks, Inc. of (i) our report dated January 29, 2003 relating to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2002, which report appears in the 2002 annual report to stockholders which is incorporated by reference in the December 31, 2002 annual report on Form 10-K of Harte-Hanks, Inc. and (ii) our report dated January 29, 2003, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of the Company.

Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                                         /s/ KPMG LLP

San Antonio, Texas
March 28, 2003